Exhibit 3.1
CARLYLE SECURED LENDING III
THIRD AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
Dated as of January 24, 2022

TABLE OF CONTENTS
-i-

-ii-

-iii-

CARLYLE SECURED LENDING III
THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
This THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of January 24, 2022, by the Board of Trustees hereunder and Wilmington Trust, National Association, as Delaware trustee.
WHEREAS, this Trust (as defined below) has been formed to carry on business as set forth more particularly hereinafter;
WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;
WHEREAS, this Declaration (as defined below) amends and restates in its entirety that certain Second Amended and Restated Agreement and Declaration of Trust dated as of August 9, 2021;
WHEREAS, the Trustees (as defined below) have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and
WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the DSTA (as defined below) and that this Declaration and the By-Laws (as defined below) shall constitute the governing instrument of such statutory trust.
NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder in trust to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I
The Trust

Section 1.1Name. This Trust shall be known as the “Carlyle Secured Lending III”, and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the DSTA. Any such instrument shall not require the approval of the Shareholders (as defined below), but shall have the status of an amendment to this Declaration.
Section 1.2Trust Purpose. The purpose of the Trust is to engage in any lawful act or activity and to exercise any powers permitted to a statutory trust organized under the DSTA as now or hereafter in force, including conducting, operating and carrying on the business of a business development company within the meaning of the Investment Company Act (as defined below).
Section 1.3Definitions. As used in this Declaration, the following terms shall have the following meanings:

“Adviser” shall mean Carlyle Global Credit Investment Management L.L.C. or an affiliated successor in interest thereto. If the Adviser no longer serves as the investment adviser to the Trust, the rights of the Adviser in this Declaration will become the rights of the Trustees.
“Affiliated Person” shall have the meaning given to the term “affiliated person” in the Investment Company Act.
“Assignment” shall have the meaning given to the term “assignment” in the Investment Company Act.
“Board of Trustees” or “Trustees” shall mean the Trustees collectively.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees.
“Capital Commitment” shall mean each investor’s commitment to contribute capital to the Trust in exchange for Shares pursuant to a subscription agreement with the Trust.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Continuing Trustee” shall mean any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the date hereof, if less than thirty-six months) or (b) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.
“Declaration” shall mean this Second Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.
“Delaware Trustee” shall have the meaning set forth in Article XII.
“Delivery Date” shall have the meaning set forth in Section 10.10(b).
“DGCL” means the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.
“Disinterested Non-Party Trustees” shall have the meaning set forth in Section 5.3(b).
“Drawdown Period” shall have the meaning set forth in the Trust’s Registration Statement on Form 10, as amended from time to time, as filed with the U.S. Securities and Exchange Commission under the Exchange Act.
“DSTA” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as such Act may be amended from time to time.
“Estimated Solicitation Costs” shall have the meaning set forth in Section 10.10(b)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Listing” shall mean a quotation or listing of the Company’s securities on a stock exchange, including through an initial public offering.
“Expenses” shall have the meaning set forth in Section 12.7.
“Fiduciary Covered Person” shall have the meaning set forth in Section 5.2(a).
“Indemnified Person” shall have the meaning set forth in Section 12.7.
“Interested Person” shall have the meaning given to the term “interested person” in the Investment Company Act.
“Investment Advisers Act” shall mean the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.
“Investment Company Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.
“Liquidity Event” shall mean (i) an Exchange Listing, (ii) a transaction or series of transactions, including, but not limited to, by way of merger, division, consolidation, share exchange (including by way of an optional exchange of the Trust’s shares for shares of a publicly traded business development company), recapitalization, reorganization, or sale of securities, in each case for consideration of either cash and/or publicly listed securities, or (iii) the sale of all or substantially all of the company’s assets to, or other liquidity event with, another entity (it being understood that potential acquirers for purposes of clauses (ii) and (iii) could include counterparties, including but not limited to other business development companies, that are advised by the Adviser or its affiliates).
“Meeting for Shareholder-Requested Vote” shall have the meaning set forth in Section 10.10(c).
“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
“Record Date” shall have the meaning set forth in Section 10.10(b)(ii).
“Record Date Request Notice” shall have the meaning set forth in Section 10.10(a)(i).
“Request Record Date” shall have the meaning set forth in Section 10.10(a)(i).
“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.
“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Shareholder-Requested Vote” shall have the meaning set forth in Section 10.10(a).
“Shareholder Vote Request” shall have the meaning set forth in Section 10.10(a)(ii).
“Shareholder Vote Request Percentage” shall have the meaning set forth in Section 10.10(a)(ii).
“Term” shall have the meaning set forth in Section 11.1(a).
“Transfer” shall have the meaning set forth in Section 6.8.
“Trust” shall mean the trust governed by this Declaration and the By-Laws, as amended from time to time, inclusive of each such amendment.
“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.
“Trustees” shall mean the signatories to this Declaration (other than the Delaware Trustee, which shall not constitute a “Trustee” as such term is used in this Agreement), so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.
ARTICLE II
Board of Trustees
Section 2.1Number and Qualification. As of the date hereof, the initial Trustees shall be the signatories hereto. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office; provided, that the number of Trustees shall be no less than two or more than fifteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. An individual nominated as a Trustee shall satisfy any applicable requirements of the Investment Company Act. Trustees need not own Shares and may succeed themselves in office.
Section 2.2Term and Election. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.
Section 2.3Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chair, if any, the Chief Executive Officer or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or, in the case of the removal of a Trustee that is not an Interested Person, a majority of the remaining Trustees that are not Interested Persons), followed by a vote of the holders of at least fifty-one percent (51%) of the Shares then entitled to vote in an election of such Trustees. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any

Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of a removal. For the purpose of this Section, “cause” shall mean, with respect to any particular Trustee, that the Trustee has (i) been convicted of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty, (ii) been the subject of any order or determination by the SEC or similar agency of any country for any securities violation involving insider trading, fraud, misappropriation, dishonesty or willful misconduct or (iii) been convicted of, or pleaded guilty or no contest to, a crime involving moral turpitude that is reasonably likely to injure, tarnish, damage or otherwise negatively affect the reputation of the Trust.
Section 2.4Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided, the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.
Section 2.5Meetings.
(a)Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, or the Chief Executive Officer or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws, the Chair or by resolution or consent of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or via electronic transmission not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting.
(b)Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the Investment Company Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent as provided in Section 2.7.
(c)Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent as provided in Section 2.7.

(d)With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the Investment Company Act.
Section 2.6Telephonic or Video Meetings. All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone, video or other communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting; provided, however, this Section does not apply to any action of the Trustees pursuant to the Investment Company Act that requires the vote of the Trustees to be cast in person at a meeting.
Section 2.7Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees; provided, however, this Section does not apply to any action of the Trustees pursuant to the Investment Company Act that requires the vote of the Trustees to be cast in person at a meeting. Subject to the limitations set forth in this Section, such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.
Section 2.8Officers. The Trustees shall elect a Chief Executive Officer, a Secretary and a Treasurer and may elect a Chair who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chair, if any, or Chief Executive Officer to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chair shall, and the Chief Executive Officer, Secretary and Treasurer may, but need not, be a Trustee.
Section 2.9Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment advisor, investment sub-advisor, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.
ARTICLE III
Powers and Duties of Trustees
Section 3.1General. The Trustees shall have power with respect to the Trust to manage the business and affairs of the Trust. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.
Section 3.2Investments. Unless otherwise determined by the Board of Trustees, the investment objective of the Trust will be to generate current income and, to a lesser extent, capital appreciation primarily through secured debt investments with favorable risk-adjusted returns.

Section 3.3Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine; provided, that the interest of the Trust therein is appropriately protected.
To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of such Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
Section 3.4Issuance and Repurchase of Shares. The Trustees shall have the power to issue, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, or Transfer (as defined in Section 6.8) and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Trust.
Section 3.5Borrow Money or Utilize Leverage. The Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration, the Trust is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Trust, are hereby authorized to pledge, hypothecate, mortgage, Transfer or grant security interests in or other liens on (i) the Shareholders’ subscription agreements, Capital Commitments, and the Shareholders’ obligations to make capital contributions thereunder and hereunder, to satisfy their Capital Commitments, subject to the terms hereof and thereof, and (ii) any other assets, rights or remedies of the Trust or of the Trustees hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of its capital contributions and the right to receive capital contributions and other payments, subject to the terms hereof and thereof. Notwithstanding any provision in this Declaration, (i) the Trust may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Trust, and (ii) in connection with any borrowing, indebtedness or guarantee by the Trust, all capital contributions shall be payable to the account of the Trust designated by the Board of Trustees, which may be pledged to any lender or other credit party of the Trust. All rights granted to a lender pursuant to this Section 3.5 shall apply to its agents and its successors and permitted assigns.
Section 3.6Delegation; Committees. The Trustees shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the Investment Company Act.
Section 3.7Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.
Section 3.8By-Laws. The Trustees shall have the exclusive authority, without the vote, approval, or consent of the Shareholders, to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.
Section 3.9Miscellaneous Powers. Without limiting the general or further powers of the Trustees, they shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; and (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.
Section 3.10Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.
ARTICLE IV
Expenses and Compensation; Advisory, Management and Distribution Arrangements
Section 4.1Expenses; Compensation.
(a)The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with any other service or activity they perform or engage in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor. The Trustees shall fix the compensation of all officers, employees and Trustees, if any.
(b)Unless expressly provided otherwise herein or in the Trust’s private placement memorandum or other offering document (as may be amended from time to time), the Trust shall bear and be responsible for all costs and expenses of the Trust’s operations, administration and transactions, including, but not limited to fees and expenses paid for investment advisory, administrative or other services and all other expenses of its operations and transactions.
Section 4.2Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.
Section 4.3Distribution Arrangements. Subject to compliance with the Investment Company Act, the Trustees may retain underwriters, distributors and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements and servicing and similar agreements to further the purposes of the distribution or repurchase of the securities of the Trust.
Section 4.4Parties to Contract. Any contract of the character described in Sections 4.2 and 4.3 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.2 and 4.3 above or

Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.
ARTICLE V
Limitations of Liability and Indemnification
Section 5.1No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the DGCL. To the maximum extent permitted by Delaware law and the Investment Company Act in effect from time to time, no Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misconduct, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he or she shall not, on account thereof, be held to any personal liability. Neither the repeal or amendment of this Section 5.1, nor the adoption or amendment of any other provision of this Declaration or the By-Laws inconsistent with this Article, shall adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal, amendment or adoption.
Section 5.2Fiduciary Duty.
(a)To the extent that, at law or in equity, a Trustee or officer of the Trust (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Fiduciary Covered Person acting under this Declaration shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Fiduciary Covered Persons otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties (including fiduciary duties) and liabilities of such Fiduciary Covered Persons. To the extent the Trustees are deemed to have a duty of care that has not been modified or eliminated by this Agreement, such duty of care shall be interpreted and applied in a manner consistent with the duty of care applicable to directors of corporations to such corporations and their stockholders under the DGCL, including the applicability of the business judgment rule. To the fullest extent permitted by law, no Person other than a Trustee or officer of the Trust shall have any fiduciary duties (or liability therefor) to the Trust or any Shareholder.
(b)Unless otherwise expressly provided herein:
(i)whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand; or
(ii)whenever this Declaration or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, a Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.
(c)Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration Fiduciary Covered Persons are permitted or required to make a decision (i) in their “discretion” or under a grant of similar authority, the Fiduciary Covered Persons shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in its “good faith” or under another express standard, the Fiduciary Covered Persons shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration shall mean subjective good faith as such term is understood and interpreted under Delaware law.
(d)A Fiduciary Covered Person, the Adviser and any of their respective affiliates may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to such Fiduciary Covered Person, the Adviser or any of their respective affiliates. To the extent a Fiduciary Covered Person or the Adviser acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, neither the Fiduciary Covered Person nor the Adviser shall have any duty to communicate or offer such opportunity to the Trust, subject to the requirements of the Investment Company Act, the Investment Advisers Act, and any applicable co-investment order issued by the Commission, as applicable, and neither the Fiduciary Covered Person nor the Adviser shall be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Fiduciary Covered Person and the Adviser may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders, subject to the requirements of the Investment Company Act, the Investment Advisers Act, and any applicable co-investment order issued by the Commission.
Section 5.3Mandatory Indemnification.
(a)To the maximum extent permitted by Delaware law or the Investment Company Act in effect from time to time, the Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his or her having acted in any such capacity, except with respect to any matter as to which he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he or she shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of willful misconduct, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her position. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (i) was authorized by a majority of the Trustees or (ii) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.
(b)Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.
(c)The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his or her undertaking; (ii) the Trust shall be insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.
(d)The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e)Subject to any limitations provided by the Investment Company Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such Persons; provided, that such indemnification has been approved by a majority of the Trustees.
Section 5.4No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his or her duties hereunder.
Section 5.5No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the Investment Company Act.
Section 5.6Reliance. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer who in good faith believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer who in good faith believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee who in good faith believes the committee to merit confidence.
ARTICLE VI
Shares of Beneficial Interest
Section 6.1Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of shares of beneficial interest, par value $0.001 per share. Such Shares of beneficial interest may be issued in different classes and/or series of beneficial interests. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.
Section 6.2Other Securities. The Trustees may, subject to the requirements of the Investment Company Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the Investment Company Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.
Section 6.3Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, dissenters’, conversion or exchange rights (except as specified by the Trustees when creating the Shares, as in preferred shares).
Section 6.4Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
Section 6.5Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares, including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without a vote of the Shareholders, divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.
Section 6.6Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all Transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the

Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.
Section 6.7Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and Transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.
Section 6.8Transfer of Shares. Prior to a Liquidity Event (or such other time pursuant to any agreements between the Trust and Shareholders), Shareholders may not sell, assign, transfer or otherwise dispose of (in each case, a “Transfer”) any Shares, unless (i) the Trust provides consent and (ii) the Transfer is made in accordance with applicable securities laws. Any Transfer of Shares shall be made on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required, and upon such delivery, the Transfer shall be recorded on the applicable register of the Trust. Each transferee must agree to be bound by these restrictions and all other obligations as a Shareholder of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed Transfer.
In the event of an Exchange Listing, Shareholders will be subject to a lock-up restriction pursuant to which the Shareholders will be prohibited from Transferring any of their Shares acquired prior to an Exchange Listing during the period commencing on the date of such Exchange Listing and at least 180 days thereafter. The specific terms of the lock-up and any other limitations on the sale of the Shares in connection with or following an Exchange Listing will be determined by the Board of Trustees in its sole discretion in connection with such Exchange Listing.
Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.
Section 6.9Notices; Waiver of Notice.
(a)Subject to any different provisions of this Declaration, including Section 10.3 hereof, any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if presented personally to a Shareholder, left at his or her residence or usual place of business or sent via United States mail or by electronic transmission to a Shareholder at his or her address as it is registered with the Trust. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his or her address as it is registered with the Trust with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the Shareholder by an electronic transmission to any address or number of the Shareholder at which the Shareholder receives electronic transmissions. The Trust may give a single notice to all Shareholders who share an address, which single notice shall be effective as to any Shareholder at such address, unless such Shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.
(b)Whenever any notice is required to be given pursuant to this Declaration or the By-Laws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any Person at any meeting, including the attendance of a Trustee at a meeting of the Trustees, shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
Section 6.10Derivative Actions.
(a)No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.
(b)In addition to the requirements set forth in Section 3816 of the DSTA, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the DSTA); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.10, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.
(c)For purposes of this Section 6.10, “Shareholder” or “Shareholders” shall mean the holder or holders of common Shares.
(d)This Section 6.10 shall not apply to any claims asserted under the U.S. federal securities laws including, without limitation, the Investment Company Act.
ARTICLE VII
Custodians
Section 7.1Appointment and Duties. The Trustees may employ a custodian or custodians meeting the qualifications for custodians for portfolio securities of investment companies contained in the Investment Company Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the Investment Company Act, including without limitation authority:

(i)to hold the securities owned by the Trust and deliver the same upon written order;
(ii)to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;
(iii)to disburse such funds upon orders or vouchers;
(iv)if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and
(v)if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.
The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees; provided, that in every case such sub-custodian shall meet the qualifications for custodians contained in the Investment Company Act.
Section 7.2Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act or such other Person as may be permitted by the Commission, or otherwise in accordance with the Investment Company Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be Transferred or pledged by bookkeeping entry without physical delivery of such securities; provided, that all such deposits shall be subject to withdrawal only upon the order of the Trust.
ARTICLE VIII
Redemption
Section 8.1Redemptions. Holders of Shares of the Trust shall not be entitled to require the Trust to repurchase or redeem Shares of the Trust.
Section 8.2Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the Investment Company Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE IX
Net Asset Value and Distributions
Section 9.1Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the Investment Company Act and at all times consistent with accounting principles generally accepted in the United States. The method of determination of net asset value shall be determined by the Trustees or by any designee appointed by the Trustees.

Section 9.2Distributions to Shareholders.
(a)The Trustees may from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trust as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. The Trustees may cause the Trust to enter into a distribution reinvestment program with terms and conditions as agreed to by the Trustees from time to time.
(b)Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.
(c)The Trustees may always retain from the net profits of the Trust such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.
(d)Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.
Section 9.3Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the Investment Company Act, such other bases and times for determining the per share asset value of the Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the Investment Company Act, or any securities exchange or association registered under the Exchange Act or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.
ARTICLE X
Shareholders
Section 10.1    Annual Meetings. The Trust shall not be required to hold any annual meeting of Shareholders.

Section 10.2    Special Meetings.
(a)A special meeting of Shareholders may be called at any time by the Board of Trustees or the Chief Executive Officer. Any special meeting called by the Board of Trustees or the Chief Executive Officer shall be held within or without the State of Delaware on such day and at such time as may be designated by the Board of Trustees or the Chief Executive Officer, whoever has called the meeting. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any such special meeting of Shareholders, the Trustees may, without closing the transfer books, fix a date not more than ninety (90) nor less than ten (10) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Notwithstanding the foregoing, if the Board of Trustees determines to call a special meeting of Shareholders with respect to a Shareholder-Requested Vote, the requirements with respect such a meeting shall be governed by Section 10.10.
(b)Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to notice of the meeting or (2) by the Board of Trustees.
(c)All or any one or more Shareholders may participate in a special meeting of Shareholders, including a special meeting of Shareholders with respect to a Shareholder-Requested Vote, by means of a conference telephone, video or other communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.
Section 10.3    Notice.
(a)Not less than 10 nor more than 90 days before each special meeting of Shareholders, the Secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting notice in writing, stating the time, place and purposes of the meeting, pursuant to Section 6.9(a). Only the business stated in the notice of the meeting shall be considered at such meeting. Failure to give notice of any special meeting to one or more Shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article X or the validity of any proceedings at any such meeting.
(b)The Trust may postpone or cancel a meeting of Shareholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this section. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Commission pursuant to the Exchange Act or the Investment Company Act.
Section 10.4    Quorum.
(a)At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast one third of all the votes entitled to be cast (without regard to class or series) shall constitute a quorum at any meeting of the Shareholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of Shares, in which case the presence in person or by proxy of the holders of Shares entitled to cast a majority of the votes entitled to be cast by each such class or series on such a matter shall constitute a quorum. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters. This section shall not affect any requirement under any statute or this Declaration for the vote necessary for the approval of any matter.
(b)If, however, such quorum is not established at any meeting of the Shareholders, the chairperson of the meeting shall have the power to adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. If a meeting is adjourned and a quorum is present at such adjournment, any business may be transacted which might have been transacted at the meeting as originally notified.
(c)The Shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 10.5    Voting; Required Vote.
(a)Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the Investment Company Act, this Declaration or resolution of the Trustees or, after an Exchange Listing, by any applicable stock exchange. This Declaration expressly provides that no matter for which voting, consent or other approval is required by the DSTA in the absence of the contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the Investment Company Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.
(b)Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting.
(c)In the event the Trust is required to hold an election of Trustees, a Trustee shall be elected by a plurality of all votes cast by Shareholders entitled to vote in such election at a meeting duly called and at which a quorum is present. With respect to all other matters, subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting duly called and at which a quorum is present shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at a meeting duly called at which a quorum is present shall be the act of the Shareholders of such class or series with respect to such matter.
Section 10.6    Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed or authorized proxy; provided, that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
Section 10.7    Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the extent permitted by Section 3819 of the DSTA but subject to such reasonable regulation as the Trustees may determine.
Section 10.8    Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the DSTA), including via the internet, or in any other manner permitted by applicable law.
Section 10.9    Shareholder Action by Written Consent. To the extent permitted by the Board of Trustees in its sole discretion, any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without a prior notice and without a vote if the consent, setting forth the action to be taken is given in writing or by electronic transmission by the Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shareholders entitled to vote thereon were present and voted.
Section 10.10    Shareholder-Requested Vote.
(a)Shareholders of the Trust may request the Board of Trustees to call a vote of Shareholders to act on a matter on which such Shareholders are entitled to vote pursuant to Section 10.5(a) at the time of such request (a “Shareholder-Requested Vote”), subject to the following requirements:
(i)Any Shareholder of record seeking to have Shareholders request a Shareholder-Requested Vote shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the Shareholders entitled to request a Shareholder-Requested Vote (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the request and the matters proposed to be acted on by Shareholder vote (which, for the avoidance of doubt, shall be limited to matters on which Shareholders are entitled to vote pursuant to Section 10.5(a)), shall be signed by one or more Shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Shareholder (or such agent) and shall set forth all information relating to each such Shareholder and each matter proposed to be acted on by Shareholder vote that would be required in connection with any solicitation of proxies for such matter pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice by the Secretary, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten (10) days after the date on which a valid Record Date Request Notice is received by the Secretary, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which a Record Date Request Notice is received by the Secretary.
(ii)In order for any Shareholder to request the Board of Trustees to call a Shareholder-Requested Vote, one or more written requests for a Shareholder-Requested Vote (collectively, the “Shareholder Vote Request”) signed by Shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date holding in the aggregate at least fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on such matter (the “Shareholder Vote Request Percentage”) shall be delivered to the Secretary. In addition, the Shareholder Vote Request shall (A) set forth the purpose of the request and the matters proposed to be acted on by Shareholder vote (which, for the avoidance of doubt, shall be limited to matters on which Shareholders are entitled to vote pursuant to Section 10.5(a)), (B) bear the date of signature of each such Shareholder (or such agent) signing the Shareholder Vote Request, (C) set forth (1) the name and address, as they appear in the Trust’s books, of each Shareholder signing such request (or on whose behalf the Shareholder Vote Request is signed), (2) the class, series and number of all Shares which are owned (beneficially or of record) by each such Shareholder and (3) the nominee holder for, and number of, Shares owned beneficially but not of record by such Shareholder, (D) be sent to the Secretary by registered mail, return receipt requested, and (E) be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Shareholder (or agent duly authorized in a writing accompanying the revocation of the Shareholder Vote Request) may revoke his, her or its request for a Shareholder-Requested Vote at any time by written revocation delivered to the Secretary.
(b)Upon actual receipt by the Secretary of a Shareholder Vote Request satisfying all requirements of Section 10.10(a)(ii) (the date of such receipt, the “Delivery Date”):
(i)the Board of Trustees shall call a vote of Shareholders to act on such matters set forth in such request, which may be taken, subject to the sole discretion of the Board of Trustees, either at a special meeting of Shareholders or by solicitation of written consent of Shareholders;
(ii)the Board of Trustees shall fix a record date for such special meeting of Shareholders or the solicitation of written consent of Shareholders, as applicable (the “Record Date”); provided, that the Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Record Date is adopted by the Board of Trustees; provided, further, that if the Board of Trustees, within thirty (30) days after the Delivery Date, fails to adopt a resolution fixing the Record Date, the Record Date shall be the close of business on the thirtieth (30th) day after the Delivery Date; and
(iii)the Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the special meeting or the solicitation of written consent, as applicable (including the Trust’s proxy materials) (“Estimated Solicitation Cost”);
provided that no Shareholder vote shall take place pursuant to a Shareholder Vote Request unless the Secretary receives payment of the Estimated Solicitation Cost prior to the preparation and mailing or delivery of such notice of the special meeting or the solicitation of written consent, as applicable.
(c)If the Board of Trustees determines to call a special meeting of Shareholders with respect to a Shareholder-Requested Vote (a “Meeting for Shareholder-Requested Vote”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Meeting for Shareholder-Requested Vote shall be not more than 90 days after the Record Date for such meeting; and provided, further that if the Board of Trustees fails to designate, within thirty (30) days after the Delivery Date, a date and time for a Meeting for Shareholder-Requested Vote, then such meeting shall be held at 2:00 p.m., local time, on the ninetieth (90th) day after the Record Date or, if such ninetieth (90th) day is not a Business Day, on the first preceding Business Day; and provided, further that in the event that the Board of Trustees fails to designate a place for a Meeting for Shareholder-Requested Vote within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Meeting for Shareholder-Requested Vote, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered and the facts and circumstances surrounding any request for the meeting.
(d)If written revocations of the Shareholder Vote Request have been delivered to the Secretary and the result is that Shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Shareholder Vote Request Percentage have delivered, and not revoked, requests for a Shareholder-Requested Vote to the Secretary: (A) if the notice of the special meeting or the solicitation of written consent, as applicable, has not already been delivered, the Secretary shall refrain from delivering such notice and shall send to all requesting Shareholders who have not revoked such requests written notice of the revocation of a request for a Shareholder-Requested Vote, or (B) if the notice of the special meeting or the solicitation of written consent, as applicable, has been delivered and if the Secretary first sends to all requesting Shareholders who have not revoked such requests written notice of the revocation of a Shareholder-Requested Vote and written notice of the Trust’s intention to revoke the notice of the special meeting or the solicitation of written consent, as applicable, or, with respect to a special meeting, for the chairperson of the special meeting to adjourn the meeting without action on the matter, (1) the Secretary may revoke the notice of the special meeting or the solicitation of written consent, as applicable, at any time before ten (10) days before the commencement of the meeting or the deadline for the solicitation for written consent, as applicable, or (2) with respect to a special meeting, the chairperson of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a Shareholder-Requested Vote received after a revocation by the Secretary of a notice of a special meeting or solicitation of written consent, as applicable, shall be considered a request for a new Shareholder-Requested Vote.
(e)For the avoidance of doubt, Shareholders shall not be entitled to request a Shareholder-Requested Vote for the purpose of any precatory matter.
ARTICLE XI
Wind Down; Amendment; Mergers, Etc.
Section 11.1    Wind Down.
(a)If the Trust has not completed a Liquidity Event by the five-year anniversary of the end of the Drawdown Period, as may be extended by the Board of Trustees, in its discretion, by up to an additional one-year period and as may be further extended thereafter only upon the approval of (i) the Board of Trustees and (ii) holders of two-thirds (2/3) of the outstanding Shares then entitled to vote thereon (such period, including any extensions, the “Term”), the

Trustees (subject to any necessary Shareholder approvals under the Investment Company Act and other applicable requirements of the Investment Company Act and the Code) will use commercially reasonable efforts to wind down, sell and/or liquidate and dissolve the Trust in an orderly manner and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up as contemplated by Section 3808(e) of the Delaware Statutory Trust Statute. Notwithstanding the foregoing, the Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Trust under this Article XI. For the avoidance of doubt, Shareholders of the Trust shall not be entitled to vote on the adoption of any such plan or the dissolution and liquidation of the Trust under this Article XI except to the extent required by the Investment Company Act or resolution of the Trustees or, after an Exchange Listing, by any applicable stock exchange.
(b)After the dissolution, winding up and liquidation of the Trust, including the distribution to the Shareholders of any remaining assets of the Trust after the satisfaction of any claims in accordance with Section 3808(e) of the DSTA, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of the completion of the winding up of the Trust and shall cause a certificate of cancellation to be executed and filed with the Secretary of State of the State of Delaware, upon the filing of which the Trust shall be terminated. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.
Section 11.2    Amendment Procedure.
(a)The Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration by making an amendment hereto or executing an amended and restated Declaration; provided that Shareholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in this Declaration, (ii) on any amendment to this Section 11.2(a), (iii) on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Trustees in good faith and (iv) on any amendment submitted to them by the Trustees; provided, further, that the approval of holders of two-thirds (2/3) of the outstanding Shares then entitled to vote thereon shall be required to effect any amendment of the Declaration that would adversely affect the right of the Shareholders to extend the Term granted in Section 11.1(a) as determined by the Trustees in good faith.
(b)In connection with a Liquidity Event, notwithstanding anything herein to the contrary, the Trustees may, in their sole discretion, without the approval or vote of the Shareholders, amend or supplement this Declaration in any manner, including, without limitation, to add a provision described in Section 11.4(d), classify the Board of Trustees, to permit annual meetings of Shareholders, to impose advance notice provisions for Trustee nominations or for Shareholder proposals, to require super-majority approval for certain types of transactions or otherwise add or eliminate provisions that may be deemed adverse to Shareholders.
(c)An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, followed by the requisite number of Shareholders entitled to vote as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, followed by the requisite number of Shareholders entitled to vote as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board of Trustees.

(d)Notwithstanding anything herein to the contrary (including Section 11.4(b)), any amendment or supplement to this Declaration that adversely affects the Delaware Trustee, including, without limitation, its duties, obligations, rights, privileges or protections hereunder, shall require its prior written consent, which consent shall not be unreasonably withheld.
Section 11.3    Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to convey and Transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.
Section 11.4    Merger, Consolidation, Incorporation.
(a)Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the Investment Company Act or, after an Exchange Listing, the applicable stock exchange rules, (i) cause the Trust to convert into or merge, divide, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, business development companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.
(b)Pursuant to and in accordance with the provisions of Section 3815(f) of the DSTA, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.4 may effect any amendment to the Declaration or effect the adoption of a new declaration of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c)Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the Investment Company Act, create one or more statutory or business trusts, partnerships, business development companies, associations, corporations limited partnerships, or other entities or associations to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial or ownership interests in any such newly created trust or trusts, partnerships, limited liability companies, business development companies, associations, corporations, or other entities or associations, or any series or classes thereof
(d)In connection with any transaction described herein, the Trust or the resulting entity may adopt or become subject to a provision that provides Board of Trustees of the Trust or the equivalent thereof with respect to the resulting entity with the right to prevent or restrict certain changes in control of the Trust or such entity by altering or removing voting rights when a person acquires, directly or indirectly, the ownership of, or the power to direct the vote of, control shares as defined in the specific provision.
ARTICLE XII
The Delaware Trustee
The Delaware trustee, pursuant to Section 3807 of the DSTA, of the Trust in the State of Delaware shall be Wilmington Trust, National Association (including any successor trustee appointed in accordance with Section 12.6 of this Declaration, the “Delaware Trustee”). The street address of the principal office of Wilmington Trust, National Association, is 1100 North Market Street, Wilmington, Delaware 19890-0001. Any reference to “Trustee” or “Board of Trustees” in this Declaration and the By-Laws of the Trust shall not include or refer to the Delaware Trustee.
Section 12.1    Purpose of Appointment. The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties, rights, obligations or liabilities of any other Person, including, without limitation, the Board of Trustees or any Trustee, shall have only the duties, rights, obligations and liabilities specifically provided for in this Declaration and the DSTA, and shall have no implied duties (including fiduciary duties), rights, obligations or liabilities with respect to the business and affairs of the Trust. The Delaware Trustee shall satisfy the requirements of Section 3807(a) of the DSTA.
Section 12.2    Duties. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the DSTA. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a trustee, shall not be a member of the Board of Trustees and shall have no management responsibilities or owe any fiduciary duties to the Trust or the Shareholders. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration. The Delaware Trustee shall not participate in any decisions relating to, or possess any authority independently to manage or control, the business and affairs of the Trust. The Delaware Trustee shall have no liability for the acts or omissions of any other Person, including, without limitation, the Trust, the Board of Trustees and the Adviser.

Section 12.3    Removal. The Delaware Trustee may be removed by the Board of Trustees upon thirty (30) days’ prior written notice to the Delaware Trustee. The Delaware Trustee may resign at any time upon thirty (30) days’ prior written notice to the Board of Trustees, and, if at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 12.1, it shall resign immediately, by giving written notice thereof to the Board of Trustees. If the Delaware Trustee shall resign or be removed, the Board of Trustees shall promptly appoint a successor Delaware Trustee. No resignation or removal of the Delaware Trustee shall become effective except upon the appointment of a successor Delaware Trustee, and no removal of the Delaware Trustee shall become effective until all fees and expenses due to the removed Delaware Trustee have been paid; provided, that if any amounts shall be due and owing to the Delaware Trustee hereunder and remain unpaid for more than ninety (90) days, and such amounts shall remain unpaid within ten (10) days following written notice to the Trust, the Delaware Trustee shall immediately be entitled to resign by notice to the Board of Trustees and any such resignation shall not relieve the Trust of any liability or obligation to the Delaware Trustee. If no successor Delaware Trustee has been appointed within such thirty (30) day period, the Delaware Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor Delaware Trustee.
Section 12.4    Merger. Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Declaration without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.
Section 12.5    Liability.
(a)The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Declaration and with respect to the Trust and the Shareholders as the Board of Trustees. No amendment or waiver of any provision of this Declaration which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.
(b)The Delaware Trustee shall not be liable for supervising or monitoring the performance and the duties and obligations of any other Person, including, without limitation, the Board of Trustees or the Adviser or the Trust under this Declaration or any related document. The Delaware Trustee shall not be personally liable under any circumstances, except for its own bad faith, willful misconduct, gross negligence or reckless disregard for its duties imposed hereunder. In particular, but not by way of limitation:
(i)the Delaware Trustee shall not be personally liable for any error of judgment made by a responsible officer or other authorized officer of the Delaware Trustee in good faith;
(ii)no provision of this Declaration shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(iii)under no circumstances shall the Delaware Trustee, in its individual capacity or in its capacity as Delaware Trustee, or any member, partner, shareholder, director, officer, employee, agent, affiliate or advisor of the Delaware Trustee or their respective affiliates be personally liable for any representation, warranty, covenant, agreement, liability or indebtedness of the Trust;
(iv)the recitals contained herein shall not be taken as the statements of the Delaware Trustee, and the Delaware Trustee does not assume any responsibility for their correctness. The Delaware Trustee shall not be personally responsible for or in respect of, and the Delaware Trustee makes no representations as to, the title to, or value or condition of, the property of the Trust or any part thereof, nor as to the validity or sufficiency of this Declaration or for the due execution hereof by any other party hereto;
(v)the Delaware Trustee may conclusively rely and shall be fully protected and shall incur no liability to anyone in acting or refraining from acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the Board of Trustees or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein or whenever the Delaware Trustee shall deem it desirable that a fact or matter be proved or established prior to taking, suffering or omitting any action hereunder (including direction by the Board of Trustees with respect to such action), the Delaware Trustee may for all purposes hereof rely on a certificate or resolution, signed by the Board of Trustees or an officer of the Trust as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;
(vi)in the exercise or administration of the Trust hereunder, the Delaware Trustee (1) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (2) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;
(vii)in accepting and performing its express duties hereunder the Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration shall look only to the Trust for payment or satisfaction thereof;
(viii)in no event shall any assets of the Trust be held or titled in the name of the Delaware Trustee;
(ix)the Delaware Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Declaration, whether or not an original or a copy of such document has been provided to the Delaware Trustee, and shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument or document;

(x)neither the Delaware Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Trust, any Trustee or any other Person, nor shall they have any liability in connection with the malfeasance or nonfeasance by any such Person. The Delaware Trustee may assume performance by all such Persons of their respective obligations, and shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person; and
(xi)the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, pandemic or other circumstances beyond its reasonable control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Declaration provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Declaration.
Section 12.6    Successors. In the event of the appointment of a successor Delaware Trustee, such successor shall, at the expense of the Trust, cause an amendment to the Certificate of Trust of the Trust to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the DSTA, indicating the change of the Delaware Trustee’s identity.
Section 12.7    Compensation and Reimbursement of Expenses. The Trust hereby agrees to (i) compensate the Delaware Trustee in accordance with a separate fee agreement with the Delaware Trustee, (ii) reimburse the Delaware Trustee for all reasonable expenses, disbursements and advances incurred or made by the Delaware Trustee in accordance with any of the provisions of this Declaration (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Delaware Trustee and any of the officers, directors, employees and agents of the Delaware Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of any duties contemplated by this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the bad faith, willful misconduct, gross negligence or reckless disregard for its duties of such Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Declaration. The obligations of the Trust under this Section 12.7 shall survive the termination of this Declaration and the resignation or removal of the Delaware Trustee.
ARTICLE XIII
Miscellaneous
Section 13.1    Filing.
(a)This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.
(b)The Trustees hereby ratify the previous filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware in accordance with the DSTA.
Section 13.2    Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees, the Delaware Trustee and Shareholders hereunder, are to be governed by and construed and administered according to the DSTA and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees, the Delaware Trustee or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees or the Delaware Trustee set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the DSTA, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 13.3    Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the DSTA, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the DSTA, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees or the Delaware Trustee to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees, the Delaware Trustee or the Shareholders, or (D) any provision of the DSTA or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the DSTA, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the DSTA, the Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, or via electronic transmission a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.
Section 13.4    Agreement to be Bound. EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS DECLARATION AND THE BY-LAWS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, SHALL BE DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS DECLARATION AND THE BY-LAWS.
Section 13.5    Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 13.6    Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders; (b) the name of the Trust; (c) the due authorization of the execution of any instrument or writing; (d) the form of any vote passed at a meeting of Trustees or Shareholders; (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration; (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees; or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.
Section 13.7    Provisions in Conflict with Law or Regulation.
(a)The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any provision of this Declaration is in conflict with the Investment Company Act, the regulated investment company provisions of the Code or other applicable laws and regulations, the applicable provision of the Investment Company Act, the Code and other applicable laws and regulations, as applicable, shall control and the conflicting provision of this Declaration shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
(b)If any provision of this Declaration shall be held invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.
/s/ Nigel D.T. Andrews
Nigel D.T. Andrews, as Trustee
/s/ Leslie E. Bradford
Leslie E. Bradford, as Trustee
/s/ Mark Jenkins
Mark Jenkins, as Trustee
/s/ Aren C. LeeKong
Aren C. LeeKong, as Trustee
/s/ John G. Nestor
John G. Nestor, as Trustee
/s/ Linda Pace
Linda Pace, as Trustee
/s/ William H. Wright II
William H. Wright II, as Trustee
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Delaware Trustee
By:    /s/ Neumann Marlett
Name: Neumann Marlett
Title: Bank Officer

[Signature Page to Third Amended and Restated Agreement and Declaration of Trust]